UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 1100, Costa Mesa, California	92626-7100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2025, Ducommun Incorporated (the “Company”) and certain of its wholly-owned subsidiaries entered into a binding settlement term sheet (the “Term Sheet”) to resolve the previously disclosed action captioned Williams International Co., LLC v. Ducommun Incorporated, et al. (No. 2:23-CV-9403-MEMF-AJR) filed in the U.S. District Court for the Central District of California (the “Litigation”) following a mediation held on that date. For additional information about the Litigation, see “Guaymas Performance Center Fire” in Note 10, Commitments and Contingencies, to the unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2025, filed with the Securities and Exchange Commission (“SEC”) on August 7, 2025 (the “Q2 2025 Form 10-Q”).

The Term Sheet provides for, among other things, the final dismissal of the Litigation with prejudice and a release of claims against the Company in exchange for the Company issuing a payment of $150 million, $56 million of which is expected to be funded by the Company’s insurance carriers. The Term Sheet also includes a mutual release of all of the plaintiff’s past, present and future claims arising from the June 2020 fire (the “Fire”) at the Company’s Guaymas, Mexico performance center and an indemnification in favor of the Company from any future subrogation claims that may be brought by the plaintiff’s insurers. The incident, claim and payment are all one-time events.

Excluded from the scope of the Term Sheet are (1) releases from certain of the plaintiff’s insurers for amounts previously paid to the plaintiff for damages incurred from the Fire, in relation to which we believe claims against the Company are likely time barred, and another insurer who intervened in the Litigation asserting a subrogation claim which we expect to settle in the amount of $1.35 million, and (2) a subrogation claim asserted by the insurer of the entity that provides the labor and facilities for our Guaymas performance center through an arbitration proceeding currently pending in Arizona for amounts it had previously paid to the plaintiff for damages from the Fire and for which we believe to have favorable arguments to successfully defend against the claim. The foregoing claims were previously disclosed in the Q2 2025 Form 10-Q.

Final dismissal of the Litigation is subject to the finalization of a definitive settlement agreement not inconsistent with the Term Sheet and the plaintiff dismissing all claims alleged in the Litigation with prejudice, with each of the parties bearing their own fees and expenses. In settling the case, the Company is not admitting any liability, and entry into the Term Sheet does not constitute an admission of liability or fault or an admission regarding the accuracy of any allegation made by the plaintiffs or plaintiffs’ counsel.

The Company expects to record the one-time net settlement amount of $94 million (net of insurance recovery) as an expense for the quarter ending September 27, 2025 and to pay such settlement from its existing revolving credit facility within forty-five (45) days of the finalization of the definitive settlement agreement. In addition, the Company expects to record legal expenses of approximately $4 million and $3 million related to this matter in Q3 2025 and Q4 2025, respectively. Separately, the Company expects to incur additional expenses of approximately $3 million in future periods related to the subrogation claim asserted by the insurer of the entity that provides labor and facilities for our Guaymas performance center.

Item 7.01	Regulation FD Disclosure.

The Company does not expect the settlement associated with the Litigation to affect the ongoing operations of the Company including its ability to execute on the ramp-up in commercial aerospace production rates, continue to scale its defense business, complete the transition of product lines under its facility consolidation plan and drive cost synergies, and drive its value-based pricing strategy given the one-time nature of the incident and the related settlement amount. The Company had $37 million in cash and equivalents as of the end of its second fiscal quarter ended June 28, 2025 and, after making payment under this settlement net of the expected insurance recovery, expects to have in excess of $100 million of unutilized capacity available under its revolving credit facility to fund its operations as well as pursue its acquisition strategy. As a result, the Company at this time continues to standby its previously disclosed comments related to its VISION 2027 gameplan for investors.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability under the Private Securities Litigation Reform Act. Forward-looking statements may be preceded by, followed by or include the words “could,” “may,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend,” or similar expressions. All statements other than statements of historical fact, including, without limitation, statements regarding future events, occurrences, circumstances and activities, performance under the Term Sheet, the consideration to be paid in connection therewith and the portion of consideration to be paid with insurance proceeds, settlement of the claims in the Litigation, the disbursement of settlement funds, the effectiveness of the releases and indemnification in favor of the Company, possible future subrogation claims and expectations for the resolution thereof, the Company’s accounting treatment of the settlement amount, expected capacity under the Company’s revolving credit facility and statements regarding the Company’s previously disclosed strategy and financial results (including in its VISION 2027 gameplan for investors) constitute forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and performance under the Term Sheet. Actual results could differ materially from those projected in the forward-looking statements. You should not put undue reliance on any forward-looking statements, and you should understand that many important factors, including those discussed herein and the factors disclosed under “Risk Factors” in the Company’s reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K, could cause the Company’s results or expectations to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this Current Report on Form 8-K, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available at the SEC’s website, www.sec.gov).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Confidential Binding Term Sheet by and between Williams International Co., LLC and Ducommun Incorporated, Ducommun Aerostructures, Inc., and Ducommun Aerostructures Mexico, LLC, dated as of October 3, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: October 9, 2025	By:	/s/ Rajiv A. Tata
Rajiv A. Tata
Vice President, General Counsel & Corporate Secretary